INSTRUCTIONS FOR WITHDRAWAL
                                       OF
            PREVIOUSLY TENDERED UNITS OF LIMITED PARTNERSHIP INTEREST
                                       IN
                 WINTHROP GROWTH INVESTORS 1 LIMITED PARTNERSHIP

Please note that you may only withdraw Units tendered in an outstanding Offer. Any Units tendered in prior Offers and paid for may not be withdrawn.

1. DELIVERY OF NOTICE OF WITHDRAWAL. If you are withdrawing Units previously tendered pursuant to the offer made on April 6, 1999 (the "Equity Resource Offer") by Equity Resource Boston Fund ("Equity Resource") please complete, execute, detach and send the attached "Notice of Withdrawal of Previously
     Tendered Units" of Winthrop Growth Investors 1 Limited Partnership. ("Notice of Withdrawal"), to:

                                    Equity Resources Group, Incorporated
                                    14 Story Street
                                    Cambridge, Massachusetts 02138
                                    Telephone: (617) 876-4800

Equity Resources Group, Incorporated must receive the Notice of Withdrawal prior to May 6, 1999, the Expiration Date set forth in the Equity Resource Offer, unless extended. Receipt of the facsimile transmission of the Notice of Withdrawal should be confirmed by telephone at the number set forth above. Copies of all Notice of Withdrawals should be sent or transmitted to River Oaks Partnership Services, Inc. at the address set forth on the back cover of AIMCO Properties, L.P.'s Offer to Purchase.

2. INADEQUATE SPACE. If any space provided in the Notice of Withdrawal is inadequate, all such additional information should be listed on a separate schedule and attached as part of the Notice of Withdrawal.

3. SIGNATURE ON NOTICE OF WITHDRAWAL. The Notice of Withdrawal must be signed, as applicable, by the person(s) who signed the Letter of Transmittal relating to the Equity Resource Offer, in the same manner as such Letter of Transmittal was signed. The signatures must correspond exactly with the name(s) as they appear on the Partnership records. If any Units tendered pursuant to the Equity Resource Offer are registered in the names of two or more joint holders, all such holders must sign, as applicable, the Notice of Withdrawal. If the Notice of Withdrawal is signed by any trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or others acting in a fiduciary capacity, such persons should so indicate when signing and must submit proper evidence of their authority to act.

4. GUARANTEE OF SIGNATURES. If the signature was guaranteed on the Letter of Transmittal, then it must be guaranteed on the Notice of Withdrawal.

                              NOTICE OF WITHDRAWAL
                             of Previously Tendered
                      UNITS OF LIMITED PARTNERSHIP INTEREST
                                       of
                 WINTHROP GROWTH INVESTORS 1 LIMITED PARTENRSHIP

                    TO: Equity Resources Group, Incorporated
                        14 Story Street
                        Cambridge, Massachusetts 02138
                        Telephone: (617) 876-4800

Gentlemen:

     The following units of limited partnership interest (the "Units") of Winthrop Growth Investors 1 Limited Partnership. (the "Partnership") previously tendered to Equity Resource Boston Fund ("Equity Resource") are hereby withdrawn. A failure to complete the Section "Number of Units Tendered" shall be deemed to indicate the intent of the undersigned that all Units tendered to Equity Resource are hereby withdrawn.

================================================================================

                        DESCRIPTION OF UNIT(S) WITHDRAWN
                                      AND
                         SIGNATURES OF LIMITED PARTNERS

All registered holders of limited partnership units must sign exactly as name(s) appear(s) on the Partnership records. See Instruction 3.

NUMBER OF UNITS WITHDRAWN ______ (if all Units, you may leave blank)


    X _________________________________     X _________________________________
     (Signature of Owner)                         (Signature of Joint Owner)

    Name and Capacity (if other than individuals): _____________________________

    Title: _____________________________________________________________________

    Address: ___________________________________________________________________

    ____________________________________________________________________________
    (City)                           (State)                         (Zip)

    Area Code and Telephone No.     (Day): _____________________________

                                    (Evening): _________________________

================================================================================


                        Signature Guarantee (If Required)

                               (See Instruction 4)

    Name and Address of Eligible Institution: __________________________________

    ____________________________________________________________________________

    ____________________________________________________________________________

    Authorized Signature: X ______________________________________

    Name: ________________________________________________________

    Title: ___________________________________     Date: ____________________